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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the registration of 3,000,000 shares of Cereus Technology Partners, Inc. (the "Company") Common Stock to be issued under the Cereus Technology Partners, Inc. 1997 Stock Option Plan, of our report dated February 19, 1999 on our audit of the consolidated financial statements of the Company for the year ended December 31, 1998, incorporated by reference into the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                            /s/   MOORE STEPHENS FROST
                                                -----------------------

                                                  Moore Stephens Frost


Little Rock, Arkansas
April 18, 2000